EXHIBIT 99.1

GENERAL FINANCE CORPORATION REPORTS THIRD QUARTER RESULTS FOR FISCAL YEAR 2018

PASADENA, CA – May 9, 2018 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company offering portable storage, modular space and liquid containment solutions in North America and in the Asia-Pacific region of Australia and New Zealand (the “Company”), today announced its consolidated financial results for the third quarter and nine months (“YTD”) ended March 31, 2018.

Third Quarter 2018 Highlights
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Total revenues were $84.4 million, an increase of 23% over the third quarter of fiscal year 2017.
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Leasing revenues were $54.8 million, an increase of 25% over the third quarter of fiscal year 2017.
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Leasing revenues increased by 10%, excluding the oil and gas sector and favorable foreign currency effects.
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Leasing revenues comprised 67% of total non-manufacturing revenues versus 65% for the third quarter of fiscal year 2017.
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Adjusted EBITDA was $21.9 million, an increase of 49% over the third quarter of fiscal year 2017.
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Adjusted EBITDA margin was 26%, compared to 21% in the third quarter of fiscal year 2017.
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Net loss attributable to common shareholders was $1.5 million, or $0.06 per diluted share, compared to net loss attributable to common shareholders of $2.1 million, or $0.08 per diluted share, for the third quarter of fiscal year 2017.
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Average fleet unit utilization was 80%, compared to 77% in the third quarter of fiscal year 2017.
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Entered two new markets with one greenfield location in North America and one in the Asia-Pacific region.
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One acquisition completed in North America.

YTD 2018 Highlights
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Total revenues were $253.4 million, an increase of 24% over the first nine months of fiscal year 2017.
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Leasing revenues were $158.4 million, an increase of 21% over the first nine months of fiscal year 2017.
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Leasing revenues increased by approximately 11%, excluding the oil and gas sector and favorable foreign currency effects.
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Leasing revenues comprised 64% of total non-manufacturing revenues versus 65% for the first nine months of fiscal year 2017.
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Adjusted EBITDA was $64.7 million, an increase of 42% over the first nine months of fiscal year 2017.
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Adjusted EBITDA margin was 26%, compared to 22% for the first nine months of fiscal year 2017.
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Net loss attributable to common shareholders was $0.4 million, or $0.02 per diluted share, compared to net loss attributable to common shareholders of $4.9 million, or $0.18 per diluted share, for the first nine months of fiscal year 2017.
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Average fleet unit utilization was 80%, compared to 77% for the first nine months of fiscal year 2017.
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Entered five new markets with three greenfield locations in the Asia-Pacific region and two in North America.
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Completed three acquisitions in North America.
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Funded the successful acquisition of the noncontrolling interest of Royal Wolf by acquiring all of the publicly traded shares.

Management Commentary

"We are pleased to report that our leasing operations in both of our geographic venues again delivered very strong financial results during the quarter,” said Jody Miller, President and Chief Executive Officer. “In North America, our core portable storage business continues to experience growth across all product lines, driven primarily by a larger fleet, increasing average lease rates and higher fleet utilization. We also delivered significantly improved results in our liquid containment business, supported by the vibrant oil and gas market in Texas. Our Asia-Pacific region delivered its third consecutive quarter of year-over-year growth in adjusted EBITDA, driven by both higher leasing and sales revenues.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, commented, “This quarter’s results mark the fifth consecutive quarter where we have delivered year-over-year growth in adjusted EBITDA, and expect that positive momentum will continue into the fourth quarter and fiscal year 2019.”

Third Quarter 2018 Operating Summary

North America
Revenues from North American leasing operations for the third quarter of fiscal year 2018 totaled $51.8 million, compared to $40.8 million for the third quarter of fiscal year 2017, an increase of 27%. Leasing revenues increased by 31% on a year-over-year basis, most notably in the oil and gas, commercial and construction sectors. Adjusted EBITDA was $15.2 million for the third quarter of fiscal year 2018, compared with $9.4 million for the year-ago quarter, an increase of 62%. Adjusted EBITDA from Pac-Van and Lone Star increased by approximately 28% and 257% year-over-year, to $10.2 million and $5.0 million, respectively, from $8.0 million and $1.4 million, respectively, in the third quarter of fiscal year 2017.

North American manufacturing revenues for the third quarter of fiscal year 2018 totaled $3.2 million and included intercompany sales of $0.9 million from products sold to our North American leasing operations. This compares to $1.7 million of total sales, including $0.7 million intercompany revenues during the third quarter of fiscal year 2017. On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was $0.1 million for the quarter, as compared to a loss of $0.3 million in the third quarter of fiscal year 2017.

Asia-Pacific
Revenues from the Asia-Pacific region for the third quarter of fiscal year 2018 totaled $30.3 million, compared with $26.7 million for the third quarter of fiscal year 2017, an increase of 13%. The increase in revenues occurred primarily in the utilities, construction, industrial, mining and special events sectors and were accompanied by a favorable foreign currency translation effect between periods. These increases were partially offset by a decrease in the transportation sector. Leasing revenues increased by 12% on a year-over-year basis, most notably in the construction, mining and special events sectors. Adjusted EBITDA for the third quarter of 2018 was $7.6 million, compared with $6.7 million for the same quarter last year, an increase of 13%. On a local currency basis, revenues increased by 9% and adjusted EBITDA increased by 10%.

Balance Sheet and Liquidity Overview

At March 31, 2018, the Company had total debt of $439.4 million and cash and cash equivalents of $10.8 million, as compared to $355.6 million and $7.8 million at June 30, 2017, respectively. At March 31, 2018, our Asia-Pacific leasing operations had $18.1 million (A$23.5 million) available to borrow under its $96.1 million (A$125.0 million) credit facility, and our North American leasing operations had $35.4 million available to borrow under its $237 million credit facility.

During the first nine months of fiscal year 2018, the Company generated cash from operating activities of $32.9 million, as compared to $20.1 million for the first nine months of fiscal year 2017. For the first nine months of fiscal year 2018, the Company invested a net $18.5 million ($16.0 million in North America and $2.5 million in the Asia-Pacific) in the lease fleet, as compared to $18.6 million in net fleet investment ($8.3 million in North America and $10.3 million in the Asia-Pacific) in the first nine months of fiscal year 2017.

Receivables were $53.2 million at March 31, 2018, as compared to $44.4 million at June 30, 2017. Days sales outstanding in receivables at March 31, 2018, for our Asia-Pacific and North American leasing operations were 47 and 52 days, as compared to 49 and 46 days, respectively, as of June 30, 2017.

Outlook

Based on our year-to-date results, we now expect that consolidated revenues for fiscal year 2018 will be in the range of $335 million to $340 million and that consolidated adjusted EBITDA will increase by 39% to 41% in fiscal year 2018 from fiscal year 2017. This outlook does not take into account the impact of any additional acquisitions that may occur in the fourth quarter of fiscal year 2018.

Conference Call Details

Management will host a conference call today at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) to discuss the Company's operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 5997169. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through May 23, 2018 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 5997169.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions. Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries. The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of wholly-owned subsidiary Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those regions. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. The Company also owns Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and other steel related products in North America.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, increases in interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian resources industry or the U.S. oil and gas and construction industries, or a write-off of all or a part of our goodwill and intangible assets. These risks and uncertainties could cause actual outcomes and results to differ materially from those described in our forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by these cautionary statements. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact
Larry Clark
Financial Profiles, Inc.
310-622-8223
-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)
	Quarter Ended March 31,		Nine Months Ended March 31,
	2017	2018	2017	2018

Revenues
Sales:
Lease inventories and fleet	$23,557	$27,251	$69,316	$88,698
Manufactured units	1,032	2,349	3,789	6,332
	24,589	29,600	73,105	95,030
Leasing	43,875	54,821	130,484	158,438
	68,464	84,421	203,589	253,468

Costs and expenses
Cost of sales:
Lease inventories and fleet (exclusive of the items shown separately below)	17,017	19,729	48,989	64,039
Manufactured units	1,389	2,126	4,916	6,266
Direct costs of leasing operations	19,303	22,684	55,821	65,690
Selling and general expenses	17,299	18,996	50,256	56,224
Depreciation and amortization	9,846	10,014	29,237	29,671

Operating income	3,610	10,872	14,370	31,578

Interest income	18	43	54	81
Interest expense	(5,249)	(9,398)	(15,096)	(24,667)
Foreign exchange and other	(164)	(1,852)	(70)	(4,906)
	(5,395)	(11,207)	(15,112)	(29,492)

Income (loss) before provision (benefit) for income taxes	(1,785)	(335)	(742)	2,086

Provision (benefit) for income taxes	(714)	228	(297)	519

Net income (loss)	(1,071)	(563)	(445)	1,567

Preferred stock dividends	(922)	(922)	(2,766)	(2,766)
Noncontrolling interests	(86)	—	(1,644)	801

Net loss attributable to common stockholders	$(2,079)	$(1,485)	$(4,855)	$(398)

Net loss per common share:
Basic	$(0.08)	$(0.06)	$(0.18)	$(0.02)
Diluted	(0.08)	(0.06)	(0.18)	(0.02)

Weighted average shares outstanding:
Basic	26,404,450	26,301,706	26,307,066	26,210,697
Diluted	26,404,450	26,301,706	26,307,066	26,210,697

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2017	March 31, 2018
Assets
Cash and cash equivalents	$7,792	$10,827
Trade and other receivables, net	44,390	53,169
Inventories	29,648	29,208
Prepaid expenses and other	8,923	10,413
Property, plant and equipment, net	23,388	22,731
Lease fleet, net	427,275	436,712
Goodwill	105,129	110,699
Other intangible assets, net	28,769	26,088
Total assets	$675,314	$699,847

Liabilities
Trade payables and accrued liabilities	$42,774	$47,001
Unearned revenue and advance payments	15,548	19,394
Senior and other debt, net	355,638	439,423
Fair value of bifurcated derivative in Convertible Note	—	4,085
Deferred tax liabilities	38,106	36,771
Total liabilities	452,066	546,674

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 400,100 shares issued and outstanding (in series)	40,100	40,100
Common stock, $.0001 par value: 100,000,000 shares authorized; 26,611,688 and 26,753,254 shares issued and outstanding at June 30, 2017 and March 31, 2018, respectively	3	3
Additional paid-in capital	120,370	138,778
Accumulated other comprehensive loss	(12,355)	(15,608)
Accumulated deficit	(12,972)	(10,604)
Total General Finance Corporation stockholders’ equity	135,146	152,669
Equity of noncontrolling interests	88,102	504
Total equity	223,248	153,173
Total liabilities and equity	$675,314	$699,847

Explanation and Use of Non-GAAP Financial Measures

Earnings before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income (“EBITDA”) and adjusted EBITDA are non-U.S. GAAP measures. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations. In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the expenses excluded from our presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following tables show our adjusted EBITDA and the reconciliation from net income (loss) on a consolidated basis and from operating income (loss) for our geographic segments (in thousands):

	Quarter Ended March 31,		Nine Months Ended March 31,
	2017	2018	2017	2018
Net income (loss)	$(1,071)	$(563)	$(445)	$1,567
Add (deduct) —
Provision (benefit) for income taxes	(714)	228	(297)	519
Foreign currency exchange and other loss	164	1,852	70	4,906
Interest expense	5,249	9,398	15,096	24,667
Interest income	(18)	(43)	(54)	(81)
Depreciation and amortization	10,044	10,131	29,831	30,123
Share-based compensation expense	651	889	842	2,986
Refinancing costs not capitalized	437	—	437	—
Adjusted EBITDA	$14,742	$21,892	$45,480	$64,687

	Quarter Ended March 31, 2017				Quarter Ended March 31, 2018
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$2,112	$3,079	$(496)	$(1,202)	$3,178	$9,299	$(17)	$(1,694)
Add -
Depreciation and amortization	4,268	5,758	198	9	4,342	5,855	11	9
Impairment of goodwill and trade name	---	---	---	----	----	----	117	----
Share-based compensation expense	314	98	4	235	114	80	----	684
Refinancing costs not capitalized	----	437	----	----	----	----	----	----
Adjusted EBITDA	$6,694	$9,372	$(294)	$(958)	$7,634	$15,234	$111	$(1,001)
Intercompany adjustments				$(72)				$(86)

	Nine Months Ended March 31, 2017				Nine Months Ended March 31, 2018
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$8,931	$10,649	$(1,847)	$(3,805)	$10,232	$25,955	$(680)	$(4,304)
Add -
Depreciation and amortization	12,294	17,490	594	19	12,837	17,382	346	27
Impairment of goodwill and trade name	----	----	----	----	----	----	117	----
Share-based compensation expense	(208)	265	48	737	1,321	273	26	1,355
Refinancing costs not capitalized	----	437	----	----	----	----	----	----
Adjusted EBITDA	$21,017	$28,841	$(1,205)	$(3,049)	$24,390	$43,610	$(191)	$(2,922)
Intercompany adjustments				$(124)				$(200)